EXHIBIT 99.1

BRIGHAM MINERALS, INC. REPORTS RECORD SECOND QUARTER 2022 OPERATIONAL AND FINANCIAL RESULTS AND PROVIDES UPDATED 2022 GUIDANCE

AUSTIN, Texas - (BUSINESS WIRE) - August 4, 2022 - Brigham Minerals, Inc. (NYSE: MNRL) (“Brigham Minerals,” “Brigham,” or the “Company”), a leading mineral and royalty interest acquisition company, today announced record operational and financial results for the quarter ended June 30, 2022 and updated full year 2022 guidance.

RECORD SECOND QUARTER 2022 OPERATIONAL AND FINANCIAL HIGHLIGHTS

•Record daily production volumes of 13,019 Boe/d (72% liquids, 52% oil)
◦Production up 8% sequentially from Q1 2022 including a 24% increase in Permian Basin volumes

•Record royalty revenues of $90.4 million
◦Up 29% sequentially from Q1 2022 driven by 8% higher volumes and 18% higher realized prices

•Record Net income totaling $50.2 million
◦Record Adjusted EBITDA(1) totaling $79.7 million up 31% sequentially from Q1 2022

•Declared record Q2 2022 dividend of $0.77 per share of Class A common stock(2)
◦Base Dividend of $0.16 per share of Class A common stock
◦Variable Dividend increased 39% sequentially to $0.61 per share of Class A common stock
◦Represents 75% payout ratio of Discretionary Cash Flow ex lease bonus(1)

•11.0 net (1,792 gross) activity wells comprised of 6.8 net (1,008 gross) DUCs and 4.2 net (784 gross) permits
◦2.4 net DUCs converted to PDP during Q2 2022
◦Record 253 gross wells spud during Q2 2022 (1.5 net locations)
◦Permian Basin activity wells totaling 6.7 net locations

•Generated divestiture proceeds totaling $67.3 million from the sale of undeveloped Anadarko Basin assets
◦Divested largely undeveloped minerals with anticipated Q3 2022 production of 200 Boe/d
◦Asset monetization proceeds partially utilized to fund accretive Permian Basin acquisitions and reduce Net Debt(1) to approximately $49 million as of June 30, 2022
◦Permian Basin now makes up 48% of net royalty acres and 68% of net locations

•Acquired 885 net royalty acres deploying $33.2 million in mineral acquisition capital
◦100% of capital deployed to Permian Basin comprised of 95% PDP, DUC and permitted net locations with anticipated Q3 2022 production of 400 Boe/d
◦Locations to be converted by top tier operators including Endeavor Energy Resources, Chevron Corporation and Marathon Oil

•$24.1 million cash balance and undrawn revolver capacity of $217.0 million as of June 30, 2022
◦Conservative leverage at 0.2x last quarter annualized Adjusted EBITDA(1)

FULL YEAR 2022 UPDATED GUIDANCE

•Updated full year 2022 production guidance of 12,300 to 13,000 Boe/d
◦Production guidance raised 9% at the midpoint relative to February 2022 guidance
•Mineral acquisition capital raised to $100 to $120 million
◦Includes impact of highly accretive Permian Basin acquisitions entered into during the first half 2022
•See additional detail in Operational and Financial Guidance Update table below

(1)Non-GAAP measure. See “Non-GAAP Financial Measures” below.
(2)See Quarterly Cash Dividend section below regarding Board approval of future dividends.

EXHIBIT 99.1

Robert M. (“Rob”) Roosa, Chief Executive Officer, commented, “Our team once again generated record operational and financial results during the quarter including record production, revenue, EBITDA(1) and dividends. Our production volumes increased 8% sequentially to a record 13,019 Boe/d driven by continued strong DUC conversions, particularly conversions in the Permian Basin where production volumes grew by 24% sequentially. We also saw record drilling activity during the quarter with approximately 253 gross wells spud on our assets, and when combined with our acquisition efforts, we were able to maintain an almost constant DUC inventory level even with the aforementioned strong conversions. In total, we ended the second quarter with 11.0 net activity wells in inventory and anticipate our production volumes for the full year 2022 to average between 12,300 and 13,000 Boe/d, which represents a 9% increase relative to our original guidance provided in February.”

Blake C. Williams, Chief Financial Officer, added, “Our results continue to excel and highlight the benefits of our high margin business model especially in the current inflationary environment. Our EBITDA(1) grew 31% sequentially and is up 159% year over year, leading to our $0.77 dividend at a 75% payout ratio. While many companies are seeing higher cost, we instead saw an increased EBITDA margin(1) due to our unhedged price realizations and largely fixed cost structure. Our team also took advantage of the supportive commodity price environment by successfully executing our largest, single asset monetization to date generating proceeds of approximately $67.3 million. The proceeds, along with our retained cash flow, were utilized to fully fund our second quarter ground game acquisitions as well as reduce our Net Debt(1) outstanding at the end of the quarter to approximately $49 million. With over $200 million of available liquidity, we plan to continue creating value for our shareholders through accretive acquisitions and our current and future return of capital program.”

(1)Non-GAAP measure. See “Non-GAAP Financial Measures” below.

OPERATIONAL UPDATE

Mineral and Royalty Interest Ownership Update

During the second quarter 2022, the Company executed twenty transactions acquiring approximately 885 net royalty acres (standardized to a 1/8th royalty interest) and deployed $33.2 million in capital. The Company deployed all of its mineral acquisition capital in the second quarter to the Permian Basin. Second quarter acquisitions are expected to deliver near-term production and cash flow growth with the addition of 116 gross DUCs (0.8 net) and 27 gross permits (0.2 net) to inventory counts. The Company also divested 12,550 net royalty acres in the Anadarko Basin generating approximately $67.3 million in cash proceeds, net of customary closing adjustments.

The table below summarizes the Company’s approximate mineral and royalty interest ownership as of the dates indicated.

	Delaware	Midland	Anadarko	DJ	Williston	Total
Net Royalty Acres
June 30, 2022(1)	30,010	9,015	9,850	24,755	8,180	81,810
March 31, 2022	29,875	8,265	22,400	24,740	8,185	93,465
Acres Added and (Sold) Q/Q	135	750	(12,550)	15	(5)	(11,655)
% Added and (Sold) Q/Q	—%	9%	(56)%	—%	—%	(12)%
(1) June 30, 2022 NRA totals include Division Order Interest adjustments relative to prior quarters

EXHIBIT 99.1
DUC Conversions Updates

During the second quarter 2022, the Company identified approximately 223 gross (2.4 net) horizontal wells converted to production, which represented 33% of its net DUC inventory as of the first quarter 2022 (24% of gross DUCs). Well conversions to proved developed producing during second quarter are summarized in the table below:

Q2 2022 Wells Converted to Proved Developed Producing
	Gross	Net
DUCs	223	2.4
Acquired Wells Net of Divestitures	(238)	(1.6)
Converted Permitted and Other	15	—
Total	—	0.8

Drilling Activity Update

During the second quarter 2022, the Company identified a record 253 gross (1.5 net) wells spud on its mineral position, which represents a 6% sequential increase from the first quarter 2022 on a gross well basis. Brigham’s average quarterly gross and net wells spud over 2019 to 2021 relative to the second quarter 2022 are summarized in the table below:

	2019(1)	2020(1)	2021(1)	Q1 22	Q2 22
Gross Wells Spud	219	95	164	238	253
Net Wells Spud	1.4	0.7	1.3	2.1	1.5
(1) Amounts represent average quarterly numbers during the year.

DUC and Permit Inventory Update

The Company expects 2022 production volumes will be driven by the continued conversion of its DUC and permit inventory. Brigham’s gross and net DUC and permit inventory as of June 30, 2022 by basin is outlined in the table below:

	Development Inventory by Basin(1)
	Delaware	Midland	Anadarko	DJ	Williston	Total
Gross Inventory
DUCs	231	373	35	205	164	1,008
Permits	274	146	5	173	186	784
Net Inventory
DUCs	2.1	1.9	0.1	2.3	0.4	6.8
Permits	2.0	0.7	—	1.1	0.4	4.2
(1) Individual amounts may not add to totals due to rounding.

EXHIBIT 99.1

FINANCIAL UPDATE

For the three months ended June 30, 2022, crude oil, natural gas and NGL production volumes increased 8% to 13,019 Boe/d as compared to the three months ended March 31, 2022 and increased 45% as compared to the same prior-year period.

For the three months ended June 30, 2022, average realized prices were $108.37 per barrel of oil, $6.95 per Mcf of natural gas, and $42.31 per barrel of NGL, for a total equivalent price of $76.31 per Boe. This represents a 18% increase relative to the three months ended March 31, 2022 and a 69% increase relative to the same prior-year period.

The Company's net income for the three months ended June 30, 2022 was $50.2 million, up 28% from the three months ended March 31, 2022 and up 227% relative to the same prior-year period.

Adjusted EBITDA was $79.7 million for the three months ended June 30, 2022, up 31% from the three months ended March 31, 2022 and up 159% relative to the same prior-year period. Adjusted EBITDA ex lease bonus was $79.2 million for the three months ended June 30, 2022, up 34% from the three months ended March 31, 2022 and up 164% from the same prior-year period. Adjusted EBITDA and Adjusted EBITDA ex lease bonus are Non-GAAP financial measures. For a definition of Adjusted EBITDA and Adjusted EBITDA ex lease bonus and a reconciliation to our most directly comparable measure calculated and presented in accordance with GAAP, please read "Non-GAAP Financial Measures” below.

As of June 30, 2022, the Company had a cash balance of $24.1 million and $217.0 million of undrawn revolver capacity under its credit facility, providing the Company with total liquidity of $241.1 million.

EXHIBIT 99.1
Results of Operations

Unaudited Financial and Operational Results	Three Months Ended		Six Months Ended
($ in thousands, except for realized prices and unit expenses)	June 30, 2022	March 31, 2022	June 30, 2022	June 30, 2021
Operating Revenues
Oil sales	$66,415	$50,688	$117,103	$49,542
Natural gas sales	13,968	10,312	24,280	12,141
NGL sales	10,020	8,995	19,015	7,498
Total mineral and royalty revenue	$90,403	$69,995	$160,398	$69,181
Lease bonus and other revenue	476	1,433	1,909	2,403
Total Revenues	$90,879	$71,428	$162,307	$71,584
Production
Oil (MBbls)	612	552	1,164	834
Natural gas (MMcf)	2,011	1,868	3,879	2,916
NGLs (MBbls)	237	220	457	301
Equivalents (MBoe)	1,185	1,083	2,268	1,621
Equivalents per day (Boe/d)	13,019	12,031	12,528	8,959
Realized Prices ($/Boe)
Oil ($/Bbl)	$108.37	$91.90	$100.57	$59.39
Natural gas ($/Mcf)	6.95	5.52	6.26	4.16
NGLs ($/Bbl)	42.31	40.90	41.63	24.88
Average Realized Price	$76.31	$64.64	$70.74	$42.66
Operating Expenses
Gathering, transportation and marketing	$2,246	$2,003	$4,249	$3,326
Severance and ad valorem taxes	5,361	4,331	9,692	4,133
Depreciation, depletion, and amortization	13,449	12,313	25,762	18,447
General and administrative (before share-based compensation)	3,587	4,428	8,015	6,284
Total operating expenses (before share-based compensation)	$24,643	$23,075	$47,718	$32,190
General and administrative, share-based compensation	1,959	1,481	3,440	4,855
Total Operating Expenses	$26,602	$24,556	$51,158	$37,045
Income from Operations	$64,277	$46,872	$111,149	$34,539
Other expenses:
Interest expense, net	(1,154)	(914)	(2,068)	(654)
Other income, net	14	20	34	15
Income Before Taxes	$63,137	$45,978	$109,115	$33,900
Income tax expense	12,957	6,913	19,870	6,503
Net Income	$50,180	$39,065	$89,245	$27,397
Less: Net income attributable to non-controlling interest	(7,931)	(8,083)	(16,014)	(7,613)
Net income attributable to Brigham Minerals, Inc. stockholders	$42,249	$30,982	$73,231	$19,784

EXHIBIT 99.1

	Three Months Ended		Six Months Ended
Unit Expenses ($/Boe)	June 30, 2022	March 31, 2022	June 30, 2022	June 30, 2021
Gathering, transportation and marketing	$1.90	$1.85	$1.87	$2.05
Severance and ad valorem taxes	4.52	4.00	4.27	2.55
Depreciation, depletion and amortization	11.35	11.37	11.36	11.38
General and administrative (before share-based compensation)	3.03	4.09	3.53	3.87
General and administrative, share-based compensation	1.65	1.37	1.52	2.99
Interest expense, net	0.97	0.84	0.91	0.40

Quarterly Cash Dividend

The Company’s Board of Directors (the “Board”) has declared a quarterly cash dividend incorporating results for the second quarter 2022 of $0.77 per share of Class A common stock at a 75% payout ratio. This represents a 28% increase in payout compared to the dividend declared for the first quarter of 2022. The second quarter dividend represents a base dividend of $0.16 per share and a variable dividend of $0.61 per share and will be paid on August 26, 2022 to holders of record as of August 19, 2022. An amount equal to the cash dividend per share will also be set aside for each outstanding award granted under the long-term incentive plan for payment upon the vesting of such awards in accordance with their terms.

Future declarations of dividends are subject to approval by the Board and to the Board’s continuing determination that the declarations of dividends are in the best interests of the Company and its shareholders. Future dividends may be adjusted at the Board’s discretion based on market conditions and capital availability.

EXHIBIT 99.1
OPERATIONAL AND FINANCIAL GUIDANCE UPDATE

Below is Brigham's updated guidance for the full year 2022:

	Original 2022 Guidance			Updated 2022 Guidance			Change %
Guidance Ranges	Low		High	Low		High
Capital Allocation
Quarterly Base Dividend (Annualized)(1)	$0.16 ($0.64)			$0.16 ($0.64)
Payout Ratio (Base + Variable Dividend)	75%	—	80%	70%	—	80%

Daily Net Production (Boe/d)	11,300	—	12,000	12,300	—	13,000	+9%
Oil Cut (%)	48%	—	52%	48%	—	52%
Lease Bonus ($ millions)	$1.0	—	$3.0	$1.5	—	$3.5	+25%

Expenses
Cash G&A Expense ($ millions)	$13.3	—	13.8(2)	$15.3	—	15.8(2)	+15%
Cash G&A Expense Unit Cost ($/Boe)	$3.20 midpoint			$3.36 midpoint			+5%
Share Based Compensation Expense ($ millions)(2)	$9.2	—	$10.0(2)	$7.2	—	$8.0(2)	-21%
Total G&A Expense ($ millions)	$22.5	—	$23.8	$22.5	—	$23.8	0%
Total G&A Expense Unit Cost ($/Boe)	$5.44 midpoint			$5.01 midpoint			-8%

Gathering, Transportation, and Marketing ($/Boe)	$2.75	—	$3.25	$2.00	—	$2.50	-25%
Production Taxes (% of Revenue)	7%	—	9%	7%	—	9%

Taxes
Tax Depletion ($/Boe)	$11.50	—	$13.50	$11.50	—	$13.50
Percent of Dividend Expected to be Return of Capital	20%	—	40%	20%	—	40%

Mineral Acquisition Capital
Ground Game Acquisition Budget ($ millions)	$60	—	$80	$100	—	$120	+57%
(1) Subject to future board approval
(2) Original 2022 Guidance modified in May 2022 to reflect subsequent implementation of short term incentive plan, which re-allocated approximately $2 million from share based compensation to cash G&A

Brigham Minerals Second Quarter 2022 Earnings Conference Call
•Friday, August 5, 2022 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time)
•Pre-register by visiting: https://ige.netroadshow.com/registration/q4inc/11359/brigham-minerals-second-quarter-2022-earnings-conference-call/
•Listen to a live audio webcast of the call by visiting the Company’s website
◦https://investors.brighamminerals.com
•A recording of the webcast will be available on the Company’s website after the call

EXHIBIT 99.1
Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Adjusted EBITDA Margin, Discretionary Cash Flow, Discretionary Cash Flow ex lease bonus, and Net Debt are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis.

We define Adjusted EBITDA as Net Income before depreciation, depletion and amortization, share-based compensation expense, interest expense, and income tax expense, less other income. We define Adjusted EBITDA ex lease bonus as Adjusted EBITDA further adjusted to eliminate the impacts of lease bonus and other revenues we receive due to the unpredictability of timing of the revenue. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. We define Discretionary Cash Flow as Adjusted EBITDA, less cash interest expense and cash taxes. We define Discretionary Cash Flow ex lease bonus as Discretionary Cash Flow further adjusted to eliminate the impacts of lease bonus revenue. We define Net Debt as total debt less cash and cash equivalents.

Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Adjusted EBITDA Margin, Discretionary Cash Flow, Discretionary Cash Flow ex lease bonus, and Net Debt do not represent and should not be considered alternatives to, or more meaningful than, net income or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Adjusted EBITDA Margin, Discretionary Cash Flow and Discretionary Cash Flow ex lease bonus have important limitations as analytical tools because they exclude some but not all items that affect net income, the most directly comparable GAAP financial measure. Net Debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Our computation of Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Adjusted EBITDA Margin, Discretionary Cash Flow, Discretionary Cash Flow ex lease bonus, and Net Debt may differ from computations of similarly titled measures of other companies.

The following tables present a reconciliation of Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Adjusted EBITDA Margin, Discretionary Cash Flow, Discretionary Cash Flow ex lease bonus, and Net Debt to the most directly comparable GAAP financial measure for the periods indicated.

EXHIBIT 99.1

SUPPLEMENTAL SCHEDULES

Reconciliation of Adjusted EBITDA, Adjusted EBITDA ex Lease Bonus and Adjusted EBITDA Margin

	Three Months Ended			Six Months Ended
($ In thousands)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net Income	$50,180	$39,065	$15,326	$89,245	$27,397
Add:
Depreciation, depletion, and amortization	13,449	12,313	9,080	25,762	18,447
Share-based compensation expense	1,959	1,481	2,555	3,440	4,855
Interest expense, net	1,154	914	387	2,068	654
Income tax expense	12,957	6,913	3,430	19,870	6,503
Less:
Other income, net	14	20	2	34	15
Adjusted EBITDA	$79,685	$60,666	$30,776	$140,351	$57,841
Less:
Lease bonus and other revenue	476	1,433	806	1,909	2,403
Adjusted EBITDA ex Lease Bonus	$79,209	$59,233	$29,970	$138,442	$55,438

Memo: Adjusted EBITDA Margin
Revenue	$90,879	$71,428	$37,811	$162,307	$71,584
Adjusted EBITDA	$79,685	$60,666	$30,776	$140,351	$57,841
Adjusted EBITDA Margin	88%	85%	81%	86%	81%

EXHIBIT 99.1

Reconciliation of Discretionary Cash Flow and Discretionary Cash Flow ex Lease Bonus

	Three Months Ended
($ In thousands, except per share amounts)	June 30, 2022	March 31, 2022	June 30, 2021
Adjusted EBITDA(1)	$79,685	$60,666	$30,776
Less:
Adjusted EBITDA attributable to non-controlling interest	(8,869)	(8,220)	(6,315)
Adjusted EBITDA attributable to Class A common stock	$70,816	$52,446	$24,461
Less:
Cash interest expense	989	694	178
Cash taxes	13,500	8,200	3,200
Dividend equivalent rights	887	647	616
Discretionary cash flow to Class A common stock	$55,440	$42,905	$20,467
Less:
Lease bonus	423	1,239	641
Discretionary cash flow ex lease bonus to Class A common stock	$55,017	$41,666	$19,826
Payout Ratio:	75%	75%	80%
Distributed cash flow to Class A common stock	$41,263	$31,250	$15,861

Shares of Class A common stock	53,721	52,322	45,134

Distributed cash flow per share of Class A common stock — Dividend	$0.77	$0.60	$0.35
(1) Refer to Reconciliation of Adjusted EBITDA from Net Income above.

Reconciliation of Net Debt

($ In thousands)	June 30, 2022	March 31, 2022	December 31, 2021
Total Debt	$73,000	$93,000	$93,000
Less: Cash and Cash Equivalents	24,103	6,213	20,819
Net Debt	$48,897	$86,787	$72,181

EXHIBIT 99.1
Condensed Consolidated Balance Sheets

	June 30,	December 31,
(In thousands, except share amounts)	2022	2021
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$24,103	$20,819
Restricted cash	—	200
Accounts receivable	72,947	30,539
Prepaid expenses and other	4,967	3,145
Total current assets	102,017	54,703
Oil and gas properties, at cost, using the full cost method of accounting:
Unevaluated property	307,451	338,613
Evaluated property	744,018	633,138
Less accumulated depreciation, depletion, and amortization	(339,513)	(239,612)
Oil and gas properties, net	711,956	732,139
Other property and equipment	3,357	2,060
Less accumulated depreciation	(1,512)	(1,280)
Other property and equipment, net	1,845	780
Operating lease right-of-use asset	6,178	6,764
Deferred tax asset	37,918	25,308
Other assets, net	1,356	1,183
Total assets	$861,270	$820,877

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$18,990	$20,473
Current operating lease liability	1,200	1,178
Total current liabilities	20,190	21,651
Long-term bank debt	73,000	93,000
Non-current operating lease liability	5,138	5,742
Other non-current liabilities	1,711	810
Equity:
Preferred stock, $0.01 par value; 50,000,000 authorized; no shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Class A common stock, $0.01 par value; 400,000,000 authorized, 54,138,411 shares issued and 53,579,712 shares outstanding at June 30, 2022; 400,000,000 authorized, 48,796,518 shares issued and 48,359,888 shares outstanding at December 31, 2021	541	488
Class B common stock, $0.01 par value; 150,000,000 authorized, 6,866,430 shares issued and outstanding at June 30, 2022; 150,000,000 authorized, 11,371,517 shares issued and outstanding at December 31, 2021	—	—
Additional paid-in capital	746,022	634,564
Accumulated deficit	(86,783)	(105,096)
Treasury stock, at cost; 558,699 shares at June 30, 2022 and 436,630 shares at December 31, 2021	(6,338)	(3,527)
Total equity attributable to Brigham Minerals, Inc.	653,442	526,429
Non-controlling interests	107,789	173,245
Total equity	$761,231	$699,674
Total liabilities and equity	$861,270	$820,877

EXHIBIT 99.1
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2022	2021	2022	2021
REVENUES
Mineral and royalty revenues	$90,403	$37,005	$160,398	$69,181
Lease bonus and other revenues	476	806	1,909	2,403
Total revenues	90,879	37,811	162,307	71,584
OPERATING EXPENSES
Gathering, transportation and marketing	2,246	1,593	4,249	3,326
Severance and ad valorem taxes	5,361	2,300	9,692	4,133
Depreciation, depletion, and amortization	13,449	9,080	25,762	18,447
General and administrative	5,546	5,697	11,455	11,139
Total operating expenses	26,602	18,670	51,158	37,045
INCOME FROM OPERATIONS	64,277	19,141	111,149	34,539
Interest expense, net	(1,154)	(387)	(2,068)	(654)
Other income, net	14	2	34	15
Income before income taxes	63,137	18,756	109,115	33,900
Income tax expense	12,957	3,430	19,870	6,503
NET INCOME	$50,180	$15,326	$89,245	$27,397
Less: Net income attributable to non-controlling interest	(7,931)	(4,138)	(16,014)	(7,613)
Net income attributable to Brigham Minerals, Inc. stockholders	$42,249	$11,188	$73,231	$19,784

NET INCOME PER COMMON SHARE
Basic	$0.80	$0.25	$1.45	$0.45
Diluted	$0.78	$0.25	$1.40	$0.44
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	52,547	43,916	50,505	43,717
Diluted	54,398	45,281	52,205	45,091

EXHIBIT 99.1
Unaudited Condensed Consolidated Statement of Cash Flows

	Six Months Ended June 30,
(In thousands)	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$89,245	$27,397
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	25,762	18,447
Share-based compensation expense	3,440	4,855
Amortization of debt issuance costs	280	141
Deferred income tax expense	2,272	1,286
Credit losses	274	—
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(42,682)	(8,040)
(Increase) decrease in other current assets	(1,818)	581
Increase in accounts payable and accrued liabilities	10,175	448
Increase in other long-term liabilities	—	16
Net cash provided by operating activities	$86,948	$45,131
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to oil and gas properties	(59,800)	(36,331)
Additions to other fixed assets	(1,229)	(27)
Proceeds from sale of oil and gas properties, net	74,370	—
Net cash provided by (used in) investing activities	$13,341	$(36,358)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of long-term debt	(70,000)	(4,000)
Borrowing of long-term debt	50,000	27,000
Offering costs of Class A common stock	(78)	—
Dividends paid	(55,768)	(25,537)
Distribution to holders of non-controlling interest	(11,163)	(7,809)
Debt issuance costs	(453)	(21)
Payment of employee tax withholding for settlement of equity compensation awards	(9,743)	(1,136)
Net cash used in financing activities	$(97,205)	$(11,503)
Change in cash and cash equivalents and restricted cash	3,084	(2,730)
Cash and cash equivalents and restricted cash, beginning of period	21,019	9,144
Cash and cash equivalents and restricted cash, end of period	$24,103	$6,414
Supplemental disclosure of non-cash activity:
Accrued capital expenditures	$62	$100
Capitalized share-based compensation cost	$2,855	$3,487
Issuance of Class A common stock for acquisitions of oil and gas properties, net	$17,629	$—
Temporary equity cumulative adjustment to carrying value	$—	$54,294
Supplemental cash flow information:
Cash payments for loan commitment fees and interest	$(1,916)	$(437)
Tax payments, net of refunds	$(11,564)	$(2,881)

EXHIBIT 99.1

ABOUT BRIGHAM MINERALS, INC.

Brigham Minerals is an Austin, Texas, based company that acquires and actively manages a portfolio of mineral and royalty interests in the core of some of the most active, highly economic, liquids-rich resource basins across the continental United States. Brigham Minerals’ assets are located in the Delaware and Midland Basins in West Texas and New Mexico, the Anadarko Basin of Oklahoma, the DJ Basin in Colorado and Wyoming, and the Williston Basin in North Dakota. The Company’s primary business objective is to maximize risk-adjusted total return to its shareholders by both capturing organic growth in its existing assets as well as leveraging its highly experienced technical evaluation team to continue acquiring minerals.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including production and other guidance within this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, operator capital discipline and inflation impacts on their cash flows, the Company’s ability to integrate acquisitions into its existing business, changes in oil, natural gas and NGL prices, weather and environmental conditions, the timing of planned capital expenditures, availability of and competition for acquisitions, operational factors affecting the commencement or maintenance of producing wells on the Company’s properties, the condition of the capital markets generally, as well as the Company’s ability to access them, economic and competitive conditions, including those resulting from the current conflict between Russia and Ukraine and elevated inflation levels resulting from global supply and demand imbalances, the proximity to and capacity of transportation, uncertainties regarding environmental regulations or litigation, global or national health events, including the ongoing spread and economic effects of the ongoing COVID-19 pandemic, potential future pandemics, the actions of the Organization of Petroleum Exporting Countries and other significant producers and governments and the ability of such producers to agree to and maintain oil price and production controls and other legal or regulatory developments affecting the Company’s business and other important factors. These and other applicable uncertainties, factors and risks are described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise except as required by applicable law.

Contacts
At the Company:
Brigham Minerals, Inc.
Blake C. Williams
Chief Financial Officer
(512) 220-1500
InvestorRelations@brighamminerals.com
SOURCE Brigham Minerals, Inc.